Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 2015 relating to the consolidated financial statements of Seres Therapeutics, Inc., formerly known as Seres Health, Inc., which appears in Seres Therapeutics, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-204484).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 25, 2015